Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS THIRD QUARTER 2012 DILUTED EPS OF $0.76 PER

SHARE AND DOMESTIC REVPAR GROWTH OF 5.6%

New Domestic Hotel Franchise Contracts Rise 13%

SILVER SPRING, MD. (October 24, 2012) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the third quarter of 2012:

•	Diluted earnings per share (“EPS”) for the third quarter of 2012 of $0.76 compared to diluted EPS of $0.71 for the third quarter of 2011, a 7% increase.

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 4% to $67.3 million for the three months ended September 30, 2012, compared to $64.5 million for the three months ended September 30, 2011. Operating income increased 5% from $62.4 million for the three months ended September 30, 2011 to $65.3 million for the same period of 2012.

•

Franchising revenues increased 4% to $90.1 million for the three months ended September 30, 2012 from $86.7 million for the same period of 2011. Total revenues increased 9% to $210.4 million for the three months ended September 30, 2012 compared to the same period of 2011.

•	Domestic royalty fees for the three months ended September 30, 2012 increased $4.1 million to $74.3 million from $70.2 million in the three months ended September 30, 2011, an increase of 6%.

•	Franchising margins increased 50 basis points from 71.6% for the three months ended September 30, 2011 to 72.1% for the same period of the current year.

•	The effective income tax rate for the three months ended September 30, 2012 was 20.3% compared to 25.7% for the same period of the prior year.

•

Income tax expense for the three months ended September 30, 2012 includes discrete items and current tax benefits totaling $7.7 million or $0.13 EPS that were not contemplated in the company’s previous EPS guidance.

•	Domestic unit and room growth increased 1.3 percent and 1.0 percent from September 30, 2011, respectively.

•

Domestic system-wide revenue per available room (“RevPAR”) increased 5.6% for the three months ended September 30, 2012 compared to the same period of 2011 as occupancy and average daily rates increased 180 basis points and 2.7 percent, respectively.

•

The company executed 89 new domestic hotel franchise contracts for the three months ended September 30, 2012 compared to 79 new domestic hotel franchise contracts in the same period of the prior year, a 13% increase.

•	The number of worldwide hotels under construction, awaiting conversion or approved for development as of September 30, 2012 was 435 hotels representing 36,150 rooms.

•

A special cash dividend in the amount of $10.41 per share or approximately $600.7 million in the aggregate was paid on August 23, 2012. The special cash dividend was paid with the proceeds of the company’s recent offering of $400 million 5.75% unsecured senior notes and its new $350 million senior credit facility entered into on July 25, 2012. As a result of these transactions, and as contemplated in the company’s previously provided EPS guidance, interest expense increased $6.9 million to $10.2 million for the three months ended September 30, 2012 compared to the same period of the prior year.

“The lodging industry continues to improve despite challenging global economic conditions and this is reflected in our third quarter results” said Stephen P. Joyce, president and chief executive officer. “Our RevPAR increased by approximately 6%, driven by a further improvement of hotel occupancy levels and the pricing power of our brands. We are also pleased by the continued improvement of the development environment. We will continue to invest in programs designed to drive more reservations through our central channels, improve guest loyalty and improve the value of our brands in an effort to drive incremental business to our franchisees.”

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

Dividends

For the nine months ended September 30, 2012, the company paid $632.8 million of cash dividends to shareholders which included a special cash dividend in the amount of $10.41 per share or approximately $600.7 million paid on August 23, 2012. The company’s current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

Share Repurchases

During the nine months ended September 30, 2012, the company repurchased 0.5 million shares for a total cost of $19.9 million and has authorization to purchase up to an additional 1.4 million shares under this program. The company did not repurchase any shares of common stock under the share repurchase program during the three months ended September 30, 2012. We expect to continue making repurchases under our share repurchase program in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 45.3 million shares of its common stock for a total cost of $1.1 billion through June 30, 2012. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 78.3 million shares through September 30, 2012 under the share repurchase program at an average price of $13.89 per share.

Other

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in strategic markets. Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Balance Sheet

At September 30, 2012, the company had gross debt of $819.0 million and cash and cash equivalents totaling $115.1 million resulting in net debt of $703.9 million.

On June 27, 2012, the company issued unsecured senior notes in an aggregate principal amount of $400 million, in an underwritten, registered public offering. These notes will mature in July 2022 and bear a coupon rate of interest of 5.75%. Considering bond issuance costs, the company’s effective interest costs related to these senior notes is approximately 5.94%.

On July 25, 2012, the company entered into a senior secured credit facility consisting of a $200 million revolving credit tranche and a $150 million term loan tranche, with a four year term. The company may elect to have borrowings under the senior secured credit facility bear interest at (i) a base rate plus a margin ranging from 100 to 325 basis points based on the company’s total leverage ratio or (ii) LIBOR plus a margin ranging from 200 to 425 basis points based on the company’s total leverage ratio. As a result of entering into the senior secured credit facility, the company’s existing $300 million senior unsecured revolving credit facility was terminated. Under the $300 million senior unsecured revolving credit facility the company could elect to have borrowings bear interest at (i) a base rate plus a margin ranging from 5 to 80 basis points based on the company’s credit rating or (ii) LIBOR plus a margin ranging from 105 to 180 basis points based on the company’s credit rating.

The proceeds from the issuance of the $400 million senior notes and the company’s new senior secured credit facility were utilized to pay the special cash dividend.

Outlook

The company’s fourth quarter 2012 diluted EPS is expected to be at least $0.40. The company expects full-year 2012 diluted EPS to range between $2.05 and $2.07. EBITDA for full-year 2012 are expected to range between $201 million and $202.5 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth to increase by approximately 1% in 2012;

•	RevPAR is expected to increase approximately 4% for fourth quarter of 2012 and increase between 6% and 6.5% for full-year 2012;

•	The effective royalty rate is expected to remain flat for full-year 2012;

•	All figures assume the existing share count;

•	An effective tax rate of 33.0% for the fourth quarter and 29.1% for full-year 2012 and we expect our recurring effective tax rate for future periods to be approximately 31.5%.

Conference Call

Choice will conduct a conference call on Thursday, October 25, 2012 at 9:30 a.m. EST to discuss the company’s third quarter 2012 results. The dial-in number to listen to the call is 1-866-383-8003, and the access code is 78277943. International callers should dial 1-617-597-5330 and enter the access code 78277943. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 12:30 p.m. EST on Thursday, October 25, 2012 through Thursday, November 1, 2012 by calling 1-888-286-8010 and entering access code 20807104. The international dial-in number for the replay is 1-617-801-6888, access code 20807104. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises approximately 6,200 hotels, representing more than 495,000 rooms, in the United States and more than 30 other countries and territories. As of September 30, 2012, 360 hotels, representing 29,000 rooms, were under construction, awaiting conversion or approved for development in the United States. Additionally, 75 hotels, representing approximately 7,000 rooms, were under construction, awaiting conversion or approved for development in more than 20 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan”,” project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012 and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in Exhibit 8

EBITDA, franchising revenues and franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing system fees not expended are recorded as a liability on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of system fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Robin Pence, Vice President, Public Relations

(301) 592-5186

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2012 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
			Variance				Variance
	2012	2011	$	%	2012	2011	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$80,845	$77,090	$3,755	5%	$194,762	$182,504	$12,258	7%
Initial franchise and relicensing fees	3,247	3,583	(336)	(9%)	8,953	9,083	(130)	(1%)
Procurement services	3,839	4,103	(264)	(6%)	13,990	14,037	(47)	(0%)
Marketing and reservation	119,062	104,393	14,669	14%	284,624	258,192	26,432	10%
Hotel operations	1,238	1,236	2	0%	3,440	3,173	267	8%
Other	2,182	1,916	266	14%	7,434	5,914	1,520	26%

Total revenues	210,413	192,321	18,092	9%	513,203	472,903	40,300	9%

OPERATING EXPENSES:

Selling, general and administrative	23,170	22,555	615	3%	72,073	72,941	(868)	(1%)
Depreciation and amortization	1,995	2,073	(78)	(4%)	5,989	5,976	13	0%
Marketing and reservation	119,062	104,393	14,669	14%	284,624	258,192	26,432	10%
Hotel operations	933	900	33	4%	2,609	2,593	16	1%

Total operating expenses	145,160	129,921	15,239	12%	365,295	339,702	25,593	8%

Operating income	65,253	62,400	2,853	5%	147,908	133,201	14,707	11%

OTHER INCOME AND EXPENSES, NET:
Interest expense	10,166	3,228	6,938	215%	16,823	9,719	7,104	73%
Interest income	(425)	(506)	81	(16%)	(1,156)	(937)	(219)	23%
Loss on extinguishment of debt	526	—	526	NM	526	—	526	NM
Other (gains) and losses	(511)	2,673	(3,184)	(119%)	(2,137)	3,678	(5,815)	(158%)
Equity in net (income) loss of affiliates	(171)	39	(210)	(538%)	12	(262)	274	(105%)

Total other income and expenses, net	9,585	5,434	4,151	76%	14,068	12,198	1,870	15%

Income before income taxes	55,668	56,966	(1,298)	(2%)	133,840	121,003	12,837	11%
Income taxes	11,291	14,664	(3,373)	(23%)	37,604	35,393	2,211	6%

Net income	$44,377	$42,302	$2,075	5%	$96,236	$85,610	$10,626	12%

Basic earnings per share	$0.77	$0.71	$0.06	8%	$1.66	$1.43	$0.23	16%

Diluted earnings per share	$0.76	$0.71	$0.05	7%	$1.65	$1.43	$0.22	15%

Choice Hotels International, Inc.	Exhibit 2
Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30, 2012	December 31, 2011
	(Unaudited)

ASSETS

Cash and cash equivalents	$115,064	$107,057
Accounts receivable, net	66,196	53,012
Investments, employee benefit plans, at fair value	3,668	12,094
Other current assets	29,749	22,633

Total current assets	214,677	194,796

Fixed assets and intangibles, net	133,382	135,252
Receivable — marketing and reservation fees	46,249	54,014
Investments, employee benefit plans, at fair value	12,530	11,678
Other assets	76,233	51,949

Total assets	$483,071	$447,689

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$87,784	$92,240
Deferred revenue	76,949	68,825
Deferred compensation & retirement plan obligations	17,870	18,935
Current portion of long-term debt	10,065	673
Other current liabilities	14,506	3,892

Total current liabilities	207,174	184,565

Long-term debt	808,911	252,032
Deferred compensation & retirement plan obligations	19,992	20,593
Other liabilities	16,391	16,060

Total liabilities	1,052,468	473,250

Common stock, $0.01 par value	581	583
Additional paid-in-capital	107,939	102,665
Accumulated other comprehensive loss	(5,904)	(6,801)
Treasury stock, at cost	(930,487)	(916,955)
Retained earnings	258,474	794,947

Total shareholders’ deficit	(569,397)	(25,561)

Total liabilities and shareholders’ deficit	$483,071	$447,689

Choice Hotels International, Inc.	Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$96,236	$85,610

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,989	5,976
Provision for bad debts, net	1,802	845
Non-cash stock compensation and other charges	7,306	10,262
Non-cash interest and other (income) loss	(633)	3,079
Loss on extinguishment of debt	526	—
Dividends received from equity method investments	855	316
Equity in net (income) loss of affiliates	12	(262)

Changes in assets and liabilities:
Receivables	(17,405)	(15,494)
Receivable - marketing and reservation fees, net	20,811	(1,474)
Accounts payable	5,980	4,468
Accrued expenses	(10,309)	(10,584)
Income taxes payable/receivable	12,786	14,354
Deferred income taxes	(1,627)	2,839
Deferred revenue	8,018	9,375
Other assets	(7,458)	(556)
Other liabilities	(1,613)	(2,861)

NET CASH PROVIDED BY OPERATING ACTIVITIES	121,276	105,893

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(12,525)	(8,129)
Equity method investments	(9,454)	(3,600)
Purchases of investments, employee benefit plans	(1,191)	(1,051)
Proceeds from sales of investments, employee benefit plans	10,909	566
Issuance of notes receivable	(7,305)	(4,320)
Collections of notes receivable	326	15
Other items, net	(322)	(312)

NET CASH USED IN INVESTING ACTIVITIES	(19,562)	(16,831)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings (repayments) pursuant to revolving credit facilities	16,725	(200)
Repayments of long-term debt	(502)	(74)
Proceeds from the issuance of long-term debt	543,500	75
Purchase of treasury stock	(22,227)	(24,796)
Dividends paid	(632,751)	(32,923)
Excess tax benefits from stock-based compensation	793	1,108
Debt issuance costs	(4,753)	(2,356)
Proceeds from exercise of stock options	4,695	3,726

NET CASH USED IN FINANCING ACTIVITIES	(94,520)	(55,440)

Net change in cash and cash equivalents	7,194	33,622
Effect of foreign exchange rate changes on cash and cash equivalents	813	(147)
Cash and cash equivalents at beginning of period	107,057	91,259

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$115,064	$124,734

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Nine Months Ended September 30, 2012*			For the Nine Months Ended September 30, 2011*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR

Comfort Inn	$81.52	59.2%	$48.24	$79.24	57.0%	$45.18	2.9%	220 bps	6.8%
Comfort Suites	85.62	61.8%	52.92	83.92	58.4%	49.05	2.0%	340 bps	7.9%
Sleep	72.29	56.3%	40.68	69.92	53.5%	37.39	3.4%	280 bps	8.8%
Quality	69.84	51.8%	36.14	67.95	49.9%	33.90	2.8%	190 bps	6.6%
Clarion	74.98	49.4%	37.00	73.76	46.7%	34.42	1.7%	270 bps	7.5%
Econo Lodge	55.76	48.7%	27.13	54.75	47.2%	25.83	1.8%	150 bps	5.0%
Rodeway	53.59	51.3%	27.48	52.13	48.6%	25.33	2.8%	270 bps	8.5%
MainStay	69.27	70.4%	48.79	66.17	67.1%	44.38	4.7%	330 bps	9.9%
Suburban	41.24	69.9%	28.82	40.24	67.7%	27.25	2.5%	220 bps	5.8%
Ascend Collection	112.27	63.5%	71.25	109.82	59.9%	65.81	2.2%	360 bps	8.3%

Total	$73.65	55.5%	$40.89	$71.78	53.3%	$38.24	2.6%	220 bps	6.9%

*	Operating statistics represent hotel operations from December through August

	For the Three Months Ended September 30, 2012*			For the Three Months Ended September 30, 2011*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR

Comfort Inn	$87.58	70.2%	$61.46	$85.05	68.6%	$58.31	3.0%	160 bps	5.4%
Comfort Suites	89.69	70.2%	62.93	87.23	67.8%	59.13	2.8%	240 bps	6.4%
Sleep	76.09	64.8%	49.32	73.15	62.9%	46.02	4.0%	190 bps	7.2%
Quality	75.02	61.2%	45.88	72.90	59.8%	43.60	2.9%	140 bps	5.2%
Clarion	79.73	58.7%	46.82	78.13	55.1%	43.01	2.0%	360 bps	8.9%
Econo Lodge	60.60	57.7%	34.97	59.32	56.4%	33.45	2.2%	130 bps	4.5%
Rodeway	59.62	60.8%	36.23	58.23	58.8%	34.22	2.4%	200 bps	5.9%
MainStay	73.17	76.5%	55.96	69.45	77.3%	53.68	5.4%	(80) bps	4.2%
Suburban	42.62	75.1%	32.03	41.00	72.8%	29.85	4.0%	230 bps	7.3%
Ascend Collection	115.98	71.4%	82.77	113.61	67.3%	76.50	2.1%	410 bps	8.2%

Total	$78.63	65.0%	$51.09	$76.53	63.2%	$48.39	2.7%	180 bps	5.6%

*	Operating statistics represent hotel operations from June through August

	For the Quarter Ended		For the Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011

System-wide effective royalty rate	4.29%	4.29%	4.31%	4.32%

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	September 30, 2012		September 30, 2011		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,367	106,970	1,413	110,652	(46)	(3,682)	(3.3%)	(3.3%)
Comfort Suites	603	46,647	616	47,667	(13)	(1,020)	(2.1%)	(2.1%)
Sleep	390	28,232	392	28,431	(2)	(199)	(0.5%)	(0.7%)
Quality	1,101	95,469	1,037	90,368	64	5,101	6.2%	5.6%
Clarion	187	26,943	189	27,448	(2)	(505)	(1.1%)	(1.8%)
Econo Lodge	803	49,248	782	48,381	21	867	2.7%	1.8%
Rodeway	409	23,336	378	20,820	31	2,516	8.2%	12.1%
MainStay	39	2,997	39	3,027	—	(30)	0.0%	(1.0%)
Suburban	60	6,978	58	6,934	2	44	3.4%	0.6%
Ascend Collection	56	4,946	46	4,084	10	862	21.7%	21.1%
Cambria Suites	19	2,221	19	2,215	—	6	0.0%	0.3%

Domestic Franchises	5,034	393,987	4,969	390,027	65	3,960	1.3%	1.0%

International Franchises	1,165	102,942	1,169	103,473	(4)	(531)	(0.3%)	(0.5%)

Total Franchises	6,199	496,929	6,138	493,500	61	3,429	1.0%	0.7%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2012			For the Nine Months Ended September 30, 2011			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	10	17	27	6	28	34	67%	(39%)	(21%)
Comfort Suites	11	4	15	7	4	11	57%	0%	36%
Sleep	17	1	18	6	1	7	183%	0%	157%
Quality	—	88	88	—	49	49	NM	80%	80%
Clarion	—	14	14	—	12	12	NM	17%	17%
Econo Lodge	—	33	33	—	36	36	NM	(8%)	(8%)
Rodeway	—	46	46	—	32	32	NM	44%	44%
MainStay	2	1	3	1	3	4	100%	(67%)	(25%)
Suburban	1	1	2	2	2	4	(50%)	(50%)	(50%)
Ascend Collection	1	8	9	2	9	11	(50%)	(11%)	(18%)
Cambria Suites	4	—	4	4	—	4	0%	NM	0%

Total Domestic System	46	213	259	28	176	204	64%	21%	27%

	For the Three Months Ended September 30, 2012			For the Three Months Ended September 30, 2011			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	4	5	9	1	10	11	300%	(50%)	(18%)
Comfort Suites	4	—	4	6	—	6	(33%)	NM	(33%)
Sleep	6	—	6	3	—	3	100%	NM	100%
Quality	—	25	25	—	14	14	NM	79%	79%
Clarion	—	7	7	—	4	4	NM	75%	75%
Econo Lodge	—	15	15	—	18	18	NM	(17%)	(17%)
Rodeway	—	15	15	—	14	14	NM	7%	7%
MainStay	1	—	1	—	—	—	NM	NM	NM
Suburban	1	—	1	—	1	1	NM	(100%)	0%
Ascend Collection	—	4	4	2	4	6	(100%)	0%	(33%)
Cambria Suites	2	—	2	2	—	2	0%	NM	0%

Total Domestic System	18	71	89	14	65	79	29%	9%	13%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	September 30, 2012			September 30, 2011			Variance

	Units			Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	23	39	62	23	47	70	—	0%	(8)	(17%)	(8)	(11%)
Comfort Suites	1	77	78	1	105	106	—	0%	(28)	(27%)	(28)	(26%)
Sleep	1	38	39	—	62	62	1	NM	(24)	(39%)	(23)	(37%)
Quality	37	3	40	29	5	34	8	28%	(2)	(40%)	6	18%
Clarion	18	1	19	10	1	11	8	80%	—	0%	8	73%
Econo Lodge	23	1	24	31	1	32	(8)	(26%)	—	0%	(8)	(25%)
Rodeway	25	—	25	18	1	19	7	39%	(1)	(100%)	6	32%
MainStay	1	18	19	3	28	31	(2)	(67%)	(10)	(36%)	(12)	(39%)
Suburban	2	14	16	1	20	21	1	100%	(6)	(30%)	(5)	(24%)
Ascend Collection	9	4	13	7	5	12	2	29%	(1)	(20%)	1	8%
Cambria Suites	—	25	25	—	32	32	—	NM	(7)	(22%)	(7)	(22%)

	140	220	360	123	307	430	17	14%	(87)	(28%)	(70)	(16%)

CHOICE HOTELS INTERNATIONAL, INC.	Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Franchising Revenues:

Total Revenues	$210,413	$192,321	$513,203	$472,903
Adjustments:
Marketing and reservation revenues	(119,062)	(104,393)	(284,624)	(258,192)
Hotel operations	(1,238)	(1,236)	(3,440)	(3,173)

Franchising Revenues	$90,113	$86,692	$225,139	$211,538

Franchising Margins:

Operating Margin:

Total Revenues	$210,413	$192,321	$513,203	$472,903
Operating Income	$65,253	$62,400	$147,908	$133,201

Operating Margin	31.0%	32.4%	28.8%	28.2%

Franchising Margin:

Franchising Revenues	$90,113	$86,692	$225,139	$211,538

Operating Income	$65,253	$62,400	$147,908	$133,201
Hotel operations	(305)	(336)	(831)	(580)

	$64,948	$62,064	$147,077	$132,621

Franchising Margins	72.1%	71.6%	65.3%	62.7%

EBITDA Reconciliation

(in millions)

	Q3 2012 Actuals	Q3 2011 Actuals	Nine Months Ended September 30, 2012 Actuals	Nine Months Ended September 30, 2011 Actuals	Full-Year 2012 Outlook
Operating Income (per GAAP)	$65.3	$62.4	$147.9	$133.2	$192.9 - $194.4
Depreciation and amortization	2.0	2.1	6.0	6.0	8.1

Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$67.3	$64.5	$153.9	$139.2	$201 - $202.5